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                                                                 EXHIBIT (10)

                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231

                                February 27, 1997

CGM Trust
One International Place
Boston, MA 02110

Ladies and Gentlemen:

         As counsel to CGM Trust (the "Trust"), a Massachusetts business trust, we have been asked to render our opinion with respect to the registration, pursuant to Section 24(e) of the Investment Company Act of 1940, of 3,078,137 shares of beneficial interest of the Trust (the "Shares"), representing interests in the CGM Mutual Fund series of the Trust by means of Post-Effective Amendment No. 82 (the "Amendment") to the Trust's Registration Statement on Form N-1A (Registration No. 2-10653) filed with the Securities and Exchange Commission.

         We have examined the Agreement and Declaration of Trust dated January 23, 1997, the By-Laws of the Trust, the records of certain meetings of the Trustees or consents in lieu therof, the Prospectus and Statement of Additional Information contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

         We hereby consent to the filing of this opinion as an exhibit to the Amendment.


                                       Very truly yours,

                                       /s/ Goodwin, Procter & Hoar LLP

                                       GOODWIN, PROCTER & HOAR LLP

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